Exhibit 5.1

[LOGO OF HEALTHMARKETS, INC.TM]   GLENN W. REED                   P 817-255-5319
                                  Executive Vice President and    F 817-255-5394
                                  General Counsel
                                  glenn.reed@healthmarkets.com


                                                                     EXHIBIT 5.1




                                  May 16, 2006




HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180-5605


      Re: Shares of Class A-1 Common Stock, par value $0.01 per share, to be issued pursuant to HealthMarkets 2006 Management Option Plan

Ladies and Gentlemen:

      I serve as Executive Vice President and General Counsel of HealthMarkets, Inc. (the "Company"), and in such capacity I have acted as counsel to the Company in connection with the proposed issuance of the Class A-1 Common Stock referred to above (the "Shares") pursuant to the HealthMarkets 2006 Management Option Plan. The Shares are the subject of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to which this opinion is attached as an exhibit.

      As to certain questions of fact, I have relied upon statements and certificates of certain officers of the Company and other professionals retained by the Company. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all documents submitted to me as copies. I have examined all records, instruments and documents that I have deemed necessary for the purpose of this opinion.

      Based upon the foregoing and upon my general familiarity with the properties and affairs of the Company, I am of the opinion that:

      1. The Company is a validly organized and legally existing corporation under the law of the State of Delaware.

      2. When, as and if the Shares have been duly issued and delivered, and the consideration for the Shares has been duly received by the Company in the manner contemplated by the Registration Statement, the Shares will be legally issued, fully paid, and non-assessable shares of stock of the Company.






    HEALTHMARKETS, INC. o 9151 Boulevard 26 o North Richland Hills, TX 76180
          P 817-255-5200    o www.HealthMarkets.com

HealthMarkets, Inc.
May 16, 2006
Page 2



      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                               Very truly yours,


                               /s/ Glenn W. Reed
                               Glenn W. Reed
                               Executive Vice President and General Counsel


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